Chardan North China Acquisition Corp.

CONTACT:	-OR-	INVESTOR RELATIONS COUNSEL:
Richard D. Propper, MD, Chairman		The Equity Group Inc.
Chardan North China Acquisition Corp.		Adam Prior
(619) 795-4627		(212) 836-9606
aprior@equityny.com

FOR IMMEDIATE RELEASE

CHARDAN NORTH CHINA ACQUISITION CORP. COMPLETES MERGER AND CHANGES NAME
TO HLS SYSTEMS INTERNATIONAL LTD

Beijing, China - September 20, 2007 - Chardan North China Acquisition Corp. (OTCBB: CNCA, CNCAU, CNCAW) (“Chardan North”) today announced the closing of the acquisition of a controlling interest in Beijing HollySys Company, Limited and Hangzhou HollySys Automation, Limited (collectively referred to as “HollySys”). As a result, Chardan North has become HLS Systems International Limited, which will continue to trade on the OTCBB under the symbols CNCA, CNCAW, and CNCAU until a new symbol is issued. As previously disclosed, assuming full conversion of all outstanding preferred shares, HLS Systems will own 74.11% of Beijing HollySys and 89.64% of Hangzhou HollySys, will have a total of 30,500,000 common shares, 11,500,000 warrants, and no preferred shares outstanding.

Each share of Chardan North has automatically converted into one share of HLS Systems, and each outstanding warrant of Chardan North has been assumed by HLS Systems and is now exercisable into common stock of HLS Systems.

Dr. Wang Changli, HLS Systems’ Chief Executive Officer, stated, “We are extremely excited about our US listing. It will enhance our image and make us a financially stronger and more transparent company. This, in turn, will enable us to take advantage of a greater number of opportunities both domestically here in China and throughout the world.”

Dr. Richard Propper, CNCA’s Chairman, said, “We at Chardan are delighted to be shareholders of HLS Systems. Having worked intensively with the company and its management team over the past year and a half, we are confident that the company will continue to not only expand its business within China, but is on a path to extend its reach to the international arena.”

HLS Systems International Ltd. September 20, 2007	Page 2

As previously reported, HLS Systems will report financial results for its year-ended June 30, 2007 shortly in accordance with the requirements of the Securities Exchange Act of 1934. The Company will also conduct a financial community conference call following the issuance of these results.

About HLS Systems
HLS Systems has become one of the leading automation systems providers in the PRC, developing a number of core technologies and completing over 3000 projects utilizing a wide array of automation products.

This release may contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward looking statements are statements that are not historical facts. Such forward-looking statements, based upon the current beliefs and expectations of HLS’ management, are subject to risks and uncertainties, which could cause actual results to differ from the forward looking statements. The following factors, among others, could cause actual results to differ from those set forth in the forward-looking statements: business conditions in China; continued compliance with government regulations; legislation or regulatory environments, requirements or changes adversely affecting the businesses in which HLS is engaged; cessation or changes in government incentive programs: potential trade barriers affecting international expansion; fluctuations in customer demand; management of rapid growth and transitions to new markets; intensity of competition from or introduction of new and superior products by other providers of automation and control system technology; timing, approval and market acceptance of new product introductions; general economic conditions; geopolitical events and regulatory changes, as well as other relevant risks detailed in HLS’ filings with the Securities and Exchange Commission. The information set forth herein should be read in light of such risks. HLS does not assume any obligation to update the information contained in this press release or filings.

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